UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 4, 2007
Date of Report (Date of earliest event reported)

Commission File	Exact Name of Registrant as Specified in Its Charter; State of Incorporation;	IRS Employer
Number	Address of Principal Executive Offices; and Telephone Number	Identification Number

333-85496	EXELON GENERATION COMPANY, LLC	23-3064219
(a Pennsylvania limited liability company)
300 Exelon Way
Kennett Square, Pennsylvania 19348
(610) 765-5959

1-16169	EXELON CORPORATION	23-2990190
(a Pennsylvania corporation)
10 South Dearborn Street
P.O. Box 805379
Chicago, Illinois 60680-5379
(312) 394-7398

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01 Other Events

On April 4, 2007, Exelon Generation Company, LLC (Generation) agreed to sell its rights to 942 megawatts of capacity, energy, and ancillary services supplied from its existing long-term contract with Tenaska Georgia Partners, LP (Tenaska) through a tolling agreement with Georgia Power, a subsidiary of Southern Company, commencing June 1, 2010 and lasting for 15 years, with a near-term five year option for extension.  The transaction between Generation and Georgia Power is subject to approval by the Georgia Public Service Commission (GPSC). Upon approval of the transaction by the GPSC, Generation will recognize a non-cash after-tax loss of up to approximately $75 million.  Generation expects to receive approval from the GPSC during the third quarter of 2007.

The transaction provides Generation approximately $43.5 million in annual revenue in the form of capacity payments over the term of the tolling agreement.  The transaction with Georgia Power is expected to provide Generation with relatively greater certainty of cash flows associated with Generation's contract with Tenaska, compared to the sale of the contracted capacity, energy and ancillary services in the volatile spot wholesale markets.

* * * * *

This combined Form 8-K is being filed separately by Generation and Exelon Corporation (Exelon) (together, the Registrants).  Information contained herein relating to any individual Registrant has been filed by such Registrant on its own behalf.  No Registrant makes any representation as to information relating to any other Registrant.

Forward-Looking Statements

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties.  The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon's 2006 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operation and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; and (2) other factors discussed in filings with the SEC by Generation and Exelon.  Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report.  Generation and Exelon do not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON GENERATION COMPANY, LLC
EXELON CORPORATION

/s/ John F. Young
John F. Young
Executive Vice President, Finance and Markets,
and Chief Financial Officer
Exelon Corporation
April 5, 2007